EXHIBIT 99.1



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BALL CORPORATION FORECLOSES
ON VISUAL IMAGING ASSETS
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     MUNCIE, Ind., Sept. 8, 1994--Ball Corporation [NYSE:BLL] announced today that it has foreclosed on its security interest with regard to certain assets sold to SDI Virtual Reality Corporation in May.  The action, which was agreed to by SDI, returns to Ball SDI's San Diego assets only, while SDI continues to operate its other businesses.

     "The sale to SDI of the visual image generating business was consistent with Ball's long term strategic plan," said George A. Sissel, Ball's acting president and chief executive officer, "but SDI subsequently experienced difficulty meeting its financial commitments to us and contractual commitments to customers and others.  We felt it was in everyone's interest for us to step in quickly."

     Sissel said Ball will work closely with SDI's affected customers while examining other options for concluding Ball's participation in the visual image generating arena.  Ball's 1993 restructuring charge contemplated the disposition of the visual image generating product line.  Sissel said it is impossible to determine at this time what additional costs, if any, Ball may incur as a result of the foreclosure.


     Ball manufactures glass and metal containers for the food and beverage industries and also provides aerospace and communications products and services to government and commercial customers.



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